Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-278357) pertaining to the Planet Labs PBC 2021 Incentive Award Plan and the Planet Labs PBC 2021 Employee Stock Purchase Plan,

(2)Registration Statement (Form S-8 No. 333-270998) pertaining to the Planet Labs PBC 2021 Incentive Award Plan and the Planet Labs PBC 2021 Employee Stock Purchase Plan,

(3)Registration Statement (Form S-8 No. 333-262734) pertaining to the Planet Labs Inc. Amended and Restated 2011 Stock Incentive Plan, Planet Labs PBC 2021 Incentive Award Plan and the Planet Labs PBC 2021 Employee Stock Purchase Plan, and

(4)Registration Statement (Form S-1 on Form S-3 No. 333-261923) of Planet Labs PBC;

of our report dated March 28, 2024, with respect to the consolidated financial statements of Planet Labs PBC included in this Annual Report (Form 10-K) of Planet Labs PBC for the year ended January 31, 2025.

/s/ Ernst & Young LLP

San Jose, California
March 26, 2025